SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

ECB BANCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337
Engelhard, North Carolina 27824
(Address of principal executive offices) (Zip Code)

(252) 925-5501
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

    On January 31, 2013, Crescent Financial Bancshares, Inc. filed a pre-effective amendment to its Registration Statement on Form S-4 that included the following summary financial information for ECB Bancorp, Inc. (“ECB Bancorp”) for the three months and year ended December 31, 2012:

       ECB Bancorp’s net income for the fourth quarter of 2012 was $378,000, compared to a net loss of $(1,612,000) for the fourth quarter of 2011. Annual net income for 2012 totaled $2,992,000 compared to a loss of $(1,024,000) for 2011.

       Credit expense was a major contributor to the improvement in 2012 earnings with fourth quarter 2012 net charge offs totaling $1.73 million as compared to $2.37 million for the fourth quarter of 2011. Annual net charge offs for 2012 totaled $5.22 million as compared to $9.63 million for 2011.

       Net interest margin for 2012 was 3.24% as compared to 3.20 % for 2011.

    ECB Bancorp will be issuing a full earnings release for the three months and year ended December 31, 2012 the week of February 4, 2013. The above abbreviated financial information will be included in the full release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.

Date: January 31, 2013	By:	/s/ A. Dwight Utz
A. Dwight Utz
President and Chief Executive Officer